Exhibit 10.15
FORM OF STOCK PLEDGE AND SECURITY AGREEMENT
     This Stock Pledge and Security Agreement (this “Pledge Agreement”) dated as of March 9, 2006, by and among NEXTERA ENTERPRISES, INC., a Delaware corporation (“Parent”), W LAB ACQUISITION CORP., a Delaware corporation (“Buyer” and, together with Parent, the “Buyer Parties”), and WOODRIDGE LABS, INC., a California corporation (“Pledgor”). The Buyer Parties are hereby entering into this Pledge Agreement for themselves and as joint agents for the Buyer Indemnified Parties. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).
RECITALS
     A. Pursuant to the terms of that certain Asset Purchase Agreement (the “Agreement”), dated as of March 9, 2006, by and among Parent, Buyer, Pledgor, Joseph J. Millin and Valerie Millin, Trustees of the Millin Family Living Trust Dated November 18, 2002, Scott J. Weiss and Debra Weiss, as Trustees of the Scott and Debra Weiss Living Trust, Joseph J. Millin, and Scott J. Weiss, Pledgor has agreed to sell, convey, transfer, assign and deliver to Buyer, and Buyer has agreed to acquire from Pledgor, the Assets described therein (the “Purchase”).
     B. In partial consideration for the Purchase, Parent has agreed to issue to Pledgor 8,467,410 shares of Class A Common Stock of Parent, as specified on Schedule I hereto (the “Pledged Securities”).
     C. Pursuant to Section 9.4(a) of the Agreement, Pledgor is obligated to indemnify, save and hold harmless the Buyer Indemnified Parties from and against certain Damages. All such Damages to which the Buyer Indemnified Parties are entitled pursuant to Section 9.4 of the Agreement, for which a Claim Notice has been delivered to Seller prior to the Expiration Date, are referred to herein as “Obligations.”
     D. In order to secure payment performance, satisfaction and discharge of the Obligations, the Buyer Parties and Pledgor are executing this Pledge Agreement to evidence security interests granted by Pledgor to the Buyer Parties in the Pledged Securities, for themselves and as joint agents for, and for the benefit of, the Buyer Indemnified Parties.
     E. Pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”), dated as of the date hereof, by and among Parent, Buyer, Pledgor and City National Bank (the “Escrow Agent”), Parent, Buyer and Pledgor have agreed to deposit certain amounts payable to Pledgor in an Indemnity Escrow Account to secure payment of the Obligations.
     F. Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement.

AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:
     SECTION 1. Pledge. As security for the payment, performance, satisfaction and discharge, as the case may be, in full of all Obligations, Pledgor hereby pledges and grants to the Buyer Parties and their respective successors and assigns, for themselves and as joint agents for, and for the benefit of, the Buyer Indemnified Parties, a first-priority lien upon and security interest in all of Pledgor’s right, title and interest in, to and under the Pledged Securities; subject, however, to the terms, covenants and conditions hereinafter set forth.
     SECTION 2. Delivery of the Pledged Securities. (a) On the date of this Pledge Agreement, Pledgor shall deliver or cause to be delivered to Parent, for the benefit of the Buyer Indemnified Parties, any and all Pledged Securities, accompanied by a stock power, duly executed in blank, in the form attached hereto as Exhibit A and such other instruments of transfer or documents as Parent may reasonably request.
     SECTION 3. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Securities pledged by it hereunder, to and with the Buyer Parties that:
     (a) except for the security interest granted hereunder, Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all Encumbrances, other than the Encumbrances arising hereunder, and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Encumbrance on, the Pledged Securities, other than pursuant hereto;
     (b) Pledgor (i) has the power and authority to pledge the Pledged Securities in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Encumbrances of all Persons whomsoever, however arising, other than Encumbrances arising hereunder;
     (c) no consent of any other Person (including shareholders or creditors of Pledgor) and no consent or approval of any governmental authority was or is necessary to the validity of the pledge effected hereby;
     (d) by virtue of the execution and delivery by Pledgor of this Pledge Agreement, upon delivery to Parent of the Pledged Securities, certificates or other documents representing or evidencing the Pledged Securities in accordance with this Pledge Agreement, Parent will have a valid and perfected first-priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;
     (e) the pledge effected hereby is effective to vest in the Buyer Parties the rights of the Buyer Parties, for themselves and as joint agents for, and for the benefit of, the Buyer Indemnified Parties, in the Pledged Securities as set forth herein; and

     (f) all Pledged Securities, stock certificates, stock powers executed in blank and other documents representing or evidencing the Pledged Securities have been delivered to Parent, for the benefit of the Buyer Indemnified Parties, in accordance with Section 2.
     SECTION 4. Registration in Nominee Name; Denominations. Parent has the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as joint or sub-agent) or the name of Pledgor, endorsed or assigned in blank or in favor of any Buyer Indemnified Party. Parent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement, if and to the extent that Pledgor has the right to effect, or cause to be effected, any such exchange.
     SECTION 5. Voting Rights; Dividends and Interest, etc.
     (a) Until the sooner to occur of (A) the Indemnification Escrow Release Date (as defined in the Agreement) or (B) an event or circumstance giving rise to any Obligation for which a Buyer Indemnified Party has recourse against the Pledged Securities pursuant to the Agreement:
     (i) Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof for any purpose consistent with the terms of this Pledge Agreement and the Agreement.
     (ii) Parent shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, all such proxies, powers of attorney and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.
     (iii) Any and all cash dividends, interest and principal paid on the Pledged Securities shall be paid into the Indemnity Escrow Account (as defined in the Escrow Agreement). All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Parent of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which Parent may be a party or otherwise, shall be and become part of the Pledged Securities, and, if received by Pledgor, shall not be commingled by Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Buyer Indemnified Parties and shall be forthwith delivered to the Buyer Indemnified Parties in the same form as so received (with any necessary endorsement).

     SECTION 6. Remedies upon Occurrence of an Event Giving Rise to Obligations. Upon the occurrence of an event or circumstances giving rise to Obligations for which any of the Buyer Indemnified Parties has recourse against the Pledged Securities as set forth in, and subject to, Sections 9.4 and 9.6 of the Agreement, either Buyer Party may (but shall not be required to) take any or all of the following actions simultaneously or in any order that it may choose:
     (a) Either Buyer Party may from time to time take whatever action at law or in equity may appear necessary or desirable with respect to the Pledged Securities or to foreclose this Pledge Agreement in order to collect the monies payable pursuant to the Obligations and secured hereby hereunder or to enforce performance and observance of any obligation, agreement or covenant hereunder. Without limiting the foregoing, either Buyer Party may exercise any remedies available to a secured party under the California Uniform Commercial Code (the “UCC”) regardless of whether or not the UCC actually applies.
     (b) Either Buyer Party may foreclose its security interest in any of the Pledged Securities in any way permitted by applicable law; and either Buyer Party may thereupon, or at any time thereafter, in its sole discretion, without notice or demand (except such notice as may be specifically required by applicable law) and with or without having the Pledged Securities at the time or place of sale, repurchase or purchase, as the case may be, sell, repurchase, purchase or otherwise dispose of the Pledged Securities, or any part thereof, at one or more public or private sales, at any time or place, at such price or prices and upon such terms, either for cash, credit or future delivery, as such Buyer Party may elect. In the exercise of such remedy, either Buyer Party may repurchase or purchase, as the case may be, or sell all of the Pledged Securities as a unit even though the sales price thereof may be in excess of the amounts remaining unpaid on the Obligations. To the extent not prohibited by applicable law, either Buyer Party is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers thereof to Persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Pledged Securities. Pledgor acknowledges that a private sale in accordance with the foregoing may result in prices and other terms less favorable to Pledgor than if such sale were a public sale, but agrees that such a private sale shall be deemed to have been made in a commercially reasonable manner. Any sale or sales may be held without demand of performance, notice of intention to sell, the time or place of sale or any other matter, except for such notice as may be specifically required by applicable law; and the purchaser at any such sale or other disposition shall thereafter hold the Pledged Securities sold absolutely free from any claim or right of Pledgor of whatsoever kind, including any right of redemption of Pledgor, all such rights being hereby expressly waived and released by Pledgor to the extent permitted by applicable law.
     (c) Either Buyer Party may sell all or any portion of the Pledged Securities in any commercially reasonable manner in any one or more public or private sales, at its sole discretion, or proceed by an action or actions at law or in equity to recover the Obligations. Pledgor agrees that any sale of all or any portion of the Pledged Securities in the public market, in compliance with applicable federal and state securities laws and regulations, shall be conclusively presumed to be commercially reasonable. The Pledged Securities or any interest therein may be sold upon such terms and in as many lots as such Buyer Party may, in its sole discretion, elect. No readvertisements of any sale shall be required if the sale is adjourned by announcement, at the time or place set therefor, of the date, time or place to which the same is to be adjourned. Each Buyer Party shall also have the right and option to purchase all or any portion of the Pledged Securities from Pledgor at a price equal to the “Fair Market Value” of such Pledged Securities. The “Fair Market Value” per share of Class A Common Stock of Parent shall be equal to the average of the closing price (or last trading price, as applicable) per share of Class A Common Stock of Parent as reported by The Nasdaq Stock Market’s National Market System or such other securities exchange, market, quotation system or other trading mechanism on which Class A Common Stock of Parent is then listed for trading, quoted or traded on each of the ten (10) trading days prior to the date of purchase.
     (d) It is understood and agreed that the Pledged Securities are of a kind that is customarily sold on a recognized market and that accordingly, among other things, the Buyer Indemnified Parties may purchase the Pledged Securities at any private sale or other disposition.
     (e) Either Buyer Party may repurchase, sell or otherwise dispose of the Pledged Securities or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Pledgor hereby assents to the passage of a decree for the repurchase, purchase or sale of any of the Pledged Securities by any court having jurisdiction. In any action hereunder, either Buyer Party shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Pledged Securities and to exercise such powers as the court shall confer upon the receiver.
     (f) Either Buyer Party may, to the extent not prohibited by applicable law, exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to any of the Pledged Securities, as if such Buyer Party were the absolute owner thereof.
     (g) Either Buyer Party may commence and prosecute an action, at law or in equity, in any court of competent jurisdiction, seeking money damages, injunctive or declaratory relief or any other relief available under applicable law, and take all such actions as may be necessary or desirable to enforce any order or judgment entered in connection with such action.
     (h) After delivery of notice to Pledgor of its election to exercise its rights hereunder, such Buyer Party may vote or otherwise exercise any rights accruing to the owner of the Pledged Securities without further notice to or consent of Pledgor.
     (i) The Buyer Parties may exercise any other remedies afforded to it pursuant to the terms of this Pledge Agreement.
     All of the Buyer Parties’ rights and remedies hereunder, under the Agreement, and under any other agreement entered into pursuant to the Agreement, shall be cumulative and not exclusive, and shall be enforceable alternatively, successively or concurrently as the Buyer Parties may, in their sole discretion, deem expedient, provided that the Buyer Parties shall not exercise its rights under this Section 6 unless and until there are no funds available in the Indemnity Escrow Account for the payment and satisfaction in full of the relevant Obligations.

The Buyer Parties shall not have any obligation to preserve rights in the Pledged Securities or marshal any of the Pledged Securities for the benefit of any Person.
     SECTION 7. Notice Requirement. Prior to exercising its rights hereunder to purchase, repurchase, sell or otherwise dispose of, or foreclose on its security interest in, as the case may be, any of the Pledged Securities, a Buyer Party, acting for the benefit of the Buyer Indemnified Parties, shall give Pledgor not less than twenty-one (21) days’ notice of its intention to so exercise its rights. The Buyer Parties shall not have recourse against the Pledged Securities hereunder in the event that, within such twenty-one (21) day period, Pledgor pays, performs, satisfies and discharges in full in immediately available funds the Obligations giving rise to the Buyer Parties’ right of recourse against the Pledged Securities.
     SECTION 8. Application of Proceeds of Sale. The Buyer Parties shall apply the proceeds of any collection or sale or other disposal of all or any portion of the Pledged Securities, as follows:
     FIRST, to the payment of all costs and expenses incurred by the Buyer Parties in connection with the exercise of any right or remedy under this Pledge Agreement or the Agreement or with respect to any of the Obligations, including all court costs and the reasonable fees and expenses of their agents and legal counsel;
     SECOND, to the payment in full of the relevant Obligations; and
     THIRD, (a) if prior to the Indemnification Escrow Release Date, to the Escrow Agent, to be held by the Escrow Agent as part of the Indemnity Escrow Account in accordance with the terms of the Escrow Agreement, or (b) if after the Indemnification Escrow Release Date, to Pledgor.
     The Buyer Parties shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. The Buyer Parties may fix a record date and payment date for any payment pursuant to this Section 8.
     SECTION 9. Waivers; Amendment.
     (a) No failure or delay of any Buyer Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Buyer Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Pledge Agreement or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the Buyer Parties and Pledgor with respect to which such waiver, amendment or modification is to apply.
     SECTION 10. Security Interest Absolute. All rights of the Buyer Parties hereunder, the grant of a security interest in the Pledged Securities and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Agreement, any other agreement entered into pursuant to the Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing or any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Pledge Agreement (other than the indefeasible payment in full of all the Obligations).
     SECTION 11. Term, Release and Termination.
     (a) On the first anniversary of the date hereof, the Buyer Parties shall release the security interests granted hereby with respect to shares of Pledged Securities equal to thirty seven and a half percent (37.5%) of the Pledged Securities then held by Parent hereunder (rounded down to the nearest whole share); provided that, if Designated Claim Notices have been delivered by the Buyer Indemnified Parties prior to the first anniversary of the date hereof claiming an aggregate amount of at least $1,000,000 (One Million Dollars), the number of shares of Pledged Securities released under this paragraph (a) shall be reduced by the number of shares of Pledged Securities (rounded up to the nearest whole share) with an aggregate fair market value (determined by the board of directors of the Parent Company as of the date of such release) equivalent to the aggregate amount claimed in any and all such Designated Claim Notices. For the purposes of this paragraph (a), “Designated Claim Notices” shall mean any and all Claim Notices that, as of the first anniversary of the date hereof, either (i) have not been resolved either by mutual written agreement of Parent and Seller or through a final order of a court of competent jurisdiction or an Arbiter or (ii) have been resolved by mutual written agreement of Parent and Seller or through a final order of a court of competent jurisdiction or an Arbiter, where the Buyer Indemnified Parties shall have been determined to be entitled to Damages, which Damages have not been paid in full in cash by the Seller Parties (without recourse to the Indemnity Escrow Account or the Pledged Shares) prior to the first anniversary of the date hereof.
     (b) If no Buyer Indemnified Party has delivered a Claim Notice to any Seller Party on or before the Expiration Date, this Pledge Agreement and the security interests granted hereby shall terminate on the Expiration Date.
     (c) If a Buyer Indemnified Party has delivered a Claim Notice to any Seller Party on or before the Expiration Date, this Pledge Agreement and the security interests granted hereby shall terminate on the later of (i) the Indemnification Escrow Release Date or, if no Claim Notice is pending or unresolved, the Expiration Date and (ii) payment in full of all Obligations to which any Buyer Indemnified Party shall have been determined to be entitled pursuant to the Agreement.
     (d) The security interests granted hereby with respect to any Pledged Securities that constitute Released Shares shall terminate as contemplated by Section 9.6(c) of the Agreement.

     (e) Upon termination of the security interest in any Pledged Securities pursuant to this Section 11, Parent shall return the Pledged Securities no longer subject to the security interest to Pledgor and shall execute and deliver to Pledgor, at Parent’s expense, any documents reasonably necessary to evidence such termination. Any execution and delivery of documents pursuant to this Section 11 shall be without recourse to or warranty by Parent.
     SECTION 12. Power of Attorney. From and after (a) a Claim Notice has been delivered and continuing until such time as both the Claim Notice has been finally resolved in accordance with the provisions of the Agreement and any Obligations arising from such Claim Notice have been paid, satisfied and discharged in full or (b) the failure of Pledgor to take any action required by this Pledge Agreement after a written request by a Buyer Party to do so and such failure is not cured by Pledgor within five (5) Business Days after receipt of such written request, Pledgor hereby irrevocably constitutes and appoints Parent as its agent and attorney-in-fact, with full power of substitution, to endorse, execute or sign Pledgor’s name on any assignments, stock powers or other instruments of transfer in connection with the Pledged Securities.
     SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Agreement.
     SECTION 14. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Parent may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Pledged Securities or any part thereof or in order to better assure and confirm unto Parent its rights and remedies hereunder.
     SECTION 15. Binding Effect; Several Agreement; Assignments. Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Pledgor that are contained in this Pledge Agreement shall bind and inure to the benefit of its successors and assigns. This Pledge Agreement shall become effective as to Pledgor when a counterpart hereof executed on behalf of Pledgor shall have been delivered to Parent and a counterpart hereof shall have been executed on behalf of Parent, and thereafter shall be binding upon Pledgor, Parent and their respective successors and assigns, and shall inure to the benefit of Pledgor, Parent and their respective successors and assigns, except that Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Pledged Securities (and any such attempted assignment shall be void).
     SECTION 16. Survival of Pledge Agreement; Severability.
     (a) All covenants, agreements, representations and warranties made by Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement or the Agreement shall be considered to have been relied upon by Parent and shall continue in full force and effect until the termination of this Pledge Agreement.

     (b) In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 17. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California (without application of principles of conflicts of law).
     SECTION 18. Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Pledge Agreement may also be executed by the exchange of facsimile or electronically transmitted signatures to identical counterparts with the same effect as if executed on the same instrument; provided, however, originally signed counterparts shall be exchanged and delivered among the parties within five (5) Business Days after the date of execution by the parties by facsimile or electronic transmission.
     SECTION 19. Section Headings. Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Pledge Agreement.
     SECTION 20. Dispute Resolution. Disputes under this Pledge Agreement will be resolved in accordance with Section 10.13 (Arbitration) of the Agreement, which section is incorporated herein by reference.
     SECTION 21. Effectiveness. This Pledge Agreement shall be effective as of the time and date of the Closing.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

PLEDGOR WOODRIDGE LABS, INC.
By:	/s/ Joseph J. Millin
	Name:	Joseph Millin
	Title:	President

PARENT NEXTERA ENTERPRISES, INC.
By:	/s/ Michael P. Muldowney
	Name:	Michael P. Muldowney
	Title:	President and CFO

BUYER W LAB ACQUISITION CORP.
By:	/s/ Michael P. Muldowney
	Name:	Michael P. Muldowney
	Title:	CEO

Exhibit A
to Stock Pledge and Security Agreement
STOCK POWER
     FOR VALUE RECEIVED, Woodridge Labs, Inc. hereby sells, assigns and transfers unto                                                              ,                                         shares of Class A Common Stock, par value $0.001 per share, of Nextera Enterprises, Inc., a Delaware corporation (the “Company”), standing in the name of the undersigned on the books of said Company represented by Certificate No.                                          and do hereby irrevocably constitute and appoint                                                              , to transfer said stock on the books of the Company with full power of substitution.
Dated:                                         , 200

WOODRIDGE LABS, INC.
By:
Name:
Title:

Schedule I
to Stock Pledge and Security Agreement
PLEDGED SECURITIES

	Number of Stock		Number and Class of
Parent	Certificate	Registered Owner	Shares
Nextera Enterprises, Inc.	NE 0937	Woodridge Labs, Inc.	8,467,410 shares of Class A Common Stock, par value $0.001 per share